Exhibit 1.1

Execution Version

7,942,245 SHARES

THE RMR GROUP INC.

CLASS A COMMON STOCK (PAR VALUE $0.001 PER SHARE)

UNDERWRITING AGREEMENT

June 26, 2019

June 26, 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, New York  10036

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

as Representatives of the several Underwriters

Ladies and Gentlemen:

The RMR Group Inc., a Maryland corporation (the “Company”), and the Selling Shareholders listed in Schedule B hereto (collectively, the “Selling Shareholders”), confirm their respective agreements with Citigroup Global Markets Inc. (“Citigroup”), Morgan Stanley & Co. LLC (“Morgan Stanley”), BofA Securities, Inc. (“BofA”), RBC Capital Markets, LLC (“RBC”), UBS Securities LLC (“UBS”) and Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup, Morgan Stanley, BofA, RBC, UBS and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth in Schedule A hereto at the purchase price per share set forth in Section 2(a) hereof. The shares of Common Stock to be purchased by the Underwriters are hereinafter called the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-228662), including the related prospectus, covering the registration of the offer and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto, if any, as may have been required to the date hereof. Such shelf registration statement has been declared effective by the Commission under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus relating to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it was declared effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, but including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of first use of such prospectus, is hereinafter called a “preliminary prospectus.”  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”)).  The Registration Statement at the time it was declared effective is herein called the “Original Registration Statement.”  The final prospectus, in the form furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is hereinafter called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the General Disclosure Package (as defined below), any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package, any

preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the General Disclosure Package, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 in connection with the issuance of its securities, including the Securities.  The Original Registration Statement was declared effective by the Commission under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and any amendment thereto was declared effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, such preliminary prospectus or the Prospectus, (a) at the time the Registration Statement was declared effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale for the Securities and (c) at the Closing Time did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:30 p.m. (New York City time) on June 26, 2019 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including those identified on Schedule D hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus (including any documents incorporated by reference therein) relating to the Securities that is included in the Registration Statement immediately prior to that time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the penultimate sentence of Section 3(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations.  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act (“Regulation S-T”).

(ii)                                  Emerging Growth Company Status.  From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(iii)                               Independent Accounting Firm.  The accounting firm that certified the financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(iv)                              Financial Statements.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented.  The supporting schedules, if any, of the Company present fairly in all material respects the information set forth therein for the periods indicated.  The selected financial data and the summary selected financial information of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein for the periods indicated and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) except for regular quarterly dividends on the Common Stock and the Company’s Class B-1 Common Stock, par value $0.001 per share (the “Class B-1 Common Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of capital stock, and (D) there has not been (i) any material decrease in the Company’s consolidated net worth or (ii) any material increase in the short-term or long-term debt of the Company and its subsidiaries, on a consolidated basis.

(vi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has, along with its subsidiaries, as applicable, corporate power and authority to own, lease and operate the properties owned by the Company and its subsidiaries on the date hereof and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of the Significant Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) and each of the Client Companies (as defined below) has been duly organized and is validly existing as a limited liability company, corporation, limited partnership or real estate investment trust, as the case may be, in good standing with the SDAT or Secretary of State of the State of Delaware, as applicable, and has the limited liability company, corporate, limited partnership or trust, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the

Registration Statement, the General Disclosure Package and the Prospectus; and each Significant Subsidiary and each of the Client Companies is duly qualified as a foreign limited liability company, corporation, limited partnership or trust, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding membership interests, stock or limited partnership interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Registration Statement, the General Disclosure Package and the Prospectus; none of the outstanding membership interests, stock or limited partnership interests, as the case may be, of each Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only subsidiaries of the Company are (A) the Significant Subsidiaries listed on Schedule E hereto and (B) certain other subsidiaries of the Company (excluding the Significant Subsidiaries and subsidiaries of the Significant Subsidiaries) which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).  “Client Companies” mean, collectively, (i) Hospitality Properties Trust, a Maryland real estate investment trust (“HPT”), (ii)  Industrial Logistics Properties Trust, a Maryland real estate investment trust (“ILPT”), (iii) Office Properties Income Trust, a Maryland real estate investment trust (“OPI”), and (iv) Senior Housing Properties Trust, a Maryland real estate investment trust (“SNH”).

(viii)                                                Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company (including the Common Stock) have been duly authorized and validly issued by the Company and are fully paid and non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus), and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company.

(ix)                              Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)                                 Authorization of Material Documents.  The Company and/or its subsidiaries have entered into the following agreements: (A) a Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, with Government Properties Income Trust (now known as OPI), as amended by the Amendment to Second Amended and Restated Business Management Agreement, dated as of December 31, 2018, with OPI, (B) a Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, with HPT, (C) a Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, with SNH, (D) a Business Management Agreement, dated as of January 17, 2018, with ILPT, as amended by the Amendment to Business Management Agreement, dated as of December 31, 2018, (E) a Second Amended and Restated Property Management Agreement, dated as of June 5, 2015, with OPI, (F) a Second Amended and Restated Property Management Agreement,

dated as of June 5, 2015, with HPT, (G) a Second Amended and Restated Property Management Agreement, dated as of June 5, 2015, with SNH, and (H) a Property Management Agreement, dated as of January 17, 2018, with ILPT.  The agreements in clauses (A) through (H) of the preceding sentence are each referred to as a “Material Document.”  Each Material Document has been duly authorized, executed and delivered by the Company or its subsidiaries, as applicable, to the extent party thereto and, except as discussed in the Registration Statement, the General Disclosure Package or the Prospectus, constitutes a valid and binding agreement of the Company or its subsidiaries, as applicable, to the extent party thereto enforceable against the Company or such subsidiary, as applicable, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity. The Company is not a party to any management or advisory agreements with any entities, other than with the Client Companies, TravelCenters of America LLC, Five Star Senior Living Inc. and Sonesta International Hotels Corporation, that is material, individually or in the aggregate, to the condition,  financial or otherwise, or to the results of operations, business affairs or business  prospects of the Company and its subsidiaries considered as one enterprise.

(xi)                              Authorization and Description of Securities.  The Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities was not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii)                           Absence of Defaults and Conflicts.  Neither the Company, any of its subsidiaries nor any of the Client Companies is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, any of its subsidiaries or any of the Client Companies is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any of its subsidiaries or any of the Client Companies is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or, except as would not, singly or in the aggregate, have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiii)                        Absence of Labor Dispute.  No labor dispute with the employees of the Company, any of the Significant Subsidiaries or any of the Client Companies exists or, to the knowledge of the Company, is imminent, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect.

(xiv)                       Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, any of its subsidiaries or any of the Client Companies, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which, if determined adversely to the Company, any of its subsidiaries or any of the Client Companies, would result in a Material Adverse Effect or would prohibit the consummation of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or under this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, any of its subsidiaries or any of the Client Companies is a party or of which any of their property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xv)                          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi)                       Possession of Intellectual Property.  The Company, its subsidiaries and the Client Companies own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as described in the Registration Statement, the General Disclosure Package and the Prospectus and neither the Company, its subsidiaries nor any of the Client Companies has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, its subsidiaries or any of the Client Companies therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii)                    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws, the rules of the Financial Industry Regulatory Authority (“FINRA”), the rules of The Nasdaq Stock Market LLC (the “Nasdaq”) or those that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xviii)                 Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xix)                       Possession of Licenses and Permits.  The Company, its subsidiaries and the Client Companies possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company, its subsidiaries and the Client Companies as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company, its subsidiaries and the Client Companies are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company, any of its subsidiaries nor any of the Client Companies has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xx)                          Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) do not, singly or in the aggregate, have a Material Adverse Effect or (C) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease and that would singly, or in the aggregate, have a Material Adverse Effect.

(xxi)                       Investment Company Act.  The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxii)                    Investment Advisers Act and Investment Company Act.  Each of the Company’s subsidiaries and RMR Real Estate Income Fund that is required to be registered, pursuant to the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, or the Investment Company Act, and the rules and regulations promulgated thereunder, as applicable, is registered pursuant to such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, thereunder (and no order of suspension or revocation of such registration has been issued), except as disclosed in the Registration Statement, the General Disclosure Package and Prospectus or where the failure to be so registered would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxiii)                 Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the

Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or any governmental or quasi-governmental body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiv)                Registration Rights.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxv)                   Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in XBRL included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)                Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii)             Tax Returns and Payment of Taxes.  All United States federal income tax returns regarding the Company and any of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained.  The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment (including all real estate taxes) received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxviii)          Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance (other than insurance coverage for officers and directors of the Company) with, to the knowledge of the Company, financially sound and reputable insurers, in such amounts as are commercially reasonable for the properties owned by the Company and covering such risks, as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is, to the knowledge of the Company, in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxix)                Foreign Corrupt Practices Act.  None of the Company or any of its subsidiaries or any of the Client Companies nor, to the knowledge of the Company, any director, officer, agent, affiliate or other person acting on behalf of any of the Company, any of its subsidiaries or any of the Client Companies has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and the Client Companies and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)                   Money Laundering Laws.  The operations of the Company and its subsidiaries and the Client Companies are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or the Client Companies with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)                OFAC.  None of the Company or any of its subsidiaries or any of the Client Companies nor, to the knowledge of the Company, any director, officer, agent, affiliate or person acting on behalf of the Company or any of its subsidiaries or any of the Client Companies is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(xxxii)             Cybersecurity.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)                                 Officers’ Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

(c)                                  Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Underwriter, as follows:

(i)                                     Good Standing of the Selling Shareholders.  Each Selling Shareholder has been duly organized and is validly existing as a real estate investment trust in good standing with the SDAT and has trust power and authority to enter into and perform its obligations under this Agreement.

(ii)                                  Title to Securities.  Each Selling Shareholder is the beneficial owner of the Securities to be sold by such Selling Shareholder hereunder free and clear of all liens, encumbrances, security interests, equities, restrictions on transfer, claims or other defects in title.  Assuming that Citigroup (on behalf of the Underwriters) (x) acquires its interest in the Securities it has purchased from each Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), (y) has purchased such Securities delivered on the Closing Time to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein and (z) has had such Securities credited to the securities account or accounts of Citigroup (on behalf of the Underwriters) maintained with DTC or such other securities intermediary, Citigroup (on behalf of the Underwriters) will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities may be asserted against Citigroup (on behalf of the Underwriters).

(iii)                               Power to Sell.  Each Selling Shareholder has and, at the Closing Time, will have full legal right, power and capacity to sell, assign, transfer and deliver its respective Securities in the manner provided in this Agreement.

(iv)                              Authorization of Agreement by the Selling Shareholders.  This Agreement has been duly authorized, executed and delivered by each Selling Shareholder.

(v)                                 Accuracy of Selling Shareholder Information.  The information relating to each Selling Shareholder and furnished in writing by or on behalf of such Selling Shareholder expressly for use in (A) the Registration Statement and any amendment thereto, as of the time it was declared effective, (B) the General Disclosure Package, as of the Applicable Time, (C) the Prospectus and any amendment thereto, as of its date and the Prospectus at the Closing Time and (D) any Issuer Free Writing Prospectus (when considered together with the General Disclosure Package) as of the Applicable Time (together, the “Selling Shareholder Information”), did not (and in the case of the

Prospectus as of the Closing Time will not) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied, when the Registration Statement was declared effective, in all material respects with the requirements of the 1933 Act.

(vi)                              Absence of Defaults and Conflicts.  The execution, delivery and performance of this Agreement by each Selling Shareholder, the sale of the Securities by each Selling Shareholder and the consummation by each Selling Shareholder of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor will such actions constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), (i) the trust agreement or by-laws or other organizational documents of each Selling Shareholder or any of its respective subsidiaries, (ii) any agreement, indenture or other instrument to which each Selling Shareholder or any of its respective subsidiaries is a party or by which such Selling Shareholder or any of its respective subsidiaries may be bound or any of such Selling Shareholder’s or any of its respective subsidiaries’ properties is subject, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Shareholder, other than, in the case of clauses (ii) or (iii), such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereby.

(vii)                           Absence of Further Requirements.  No approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency or with FINRA or the Nasdaq, or approval of the shareholders of such Selling Shareholder, is required in connection with the sale of the Securities by each Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated hereby other than registration of such Securities under the 1933 Act, which has been effected, for filings by such Selling Shareholder with the Commission required under the 1934 Act or the 1934 Act Regulations after the Closing Time and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

(viii)                        No Material Non-Public Information.  The sale of each Selling Shareholder’s Securities pursuant to this Agreement is not prompted by any material information concerning the Company which is not set forth in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus.

(ix)                              No Unauthorized Offering Materials.  Each Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering or sale of the Securities other than the then most recent preliminary prospectus, the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and any amendments or supplements thereto.

(x)                                 Absence of Manipulation.  No Selling Shareholder has taken any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi)                              Transfer and Other Taxes.  At the time of purchase, all stock and other transfer taxes on the sale and transfer of the Securities by each Selling Shareholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder; provided that this representation shall not apply to stock and other transfer taxes on resales by the Underwriters.

(d)                                 Selling Shareholder’s Officers’ Certificates.  Any certificate signed by an officer of any Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.                            Sale and Delivery to the Underwriters; Closing.

(a)                                 Securities.  On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder at a purchase price of $37.50 per share, that proportion of the number of Securities set forth in Schedule B opposite the name of such Selling Shareholder, as the case may be, which number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Payment.  Payment of the purchase price and delivery of certificates for, or other evidence of, the Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, at 9:00 A.M. (New York City time) on July 1, 2019 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to each Selling Shareholder, with respect to the Securities, at the Closing Time by wire transfer of immediately available funds to a bank account designated by each Selling Shareholder against delivery to the Representatives for the respective accounts of the Underwriters of certificates for, or other evidence of, the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve any such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration.  Certificates for, or other evidence of, the Securities shall be in such denominations and registered in such names as the Representatives shall request in writing not later than two business days prior to the Closing Time.  The Securities shall be delivered by or on behalf of each Selling Shareholder to the Representatives, through the facilities of DTC, for the account of the several Underwriters.  The certificates, if applicable, for the Securities will be made available for examination and inspection by the Representatives in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3.                            Covenants of the Company and the Selling Shareholders.  The Company covenants with each Underwriter as set forth in Sections 3(a) through 3(m) with respect to the Company and each Selling Shareholder covenants with each Underwriter as set forth in Sections 3(m) and 3(n) with respect to such Selling Shareholder as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(c), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus, including any document incorporated therein by reference or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b)                                 Prevention of Stop Orders. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)                                  Filing of Amendments and 1934 Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (or new registration statement relating to the Securities or any amendment, supplement or revision to any preliminary prospectus (including the prospectus included in the Original Registration Statement or amendment thereto at the time it was declared effective)) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of the Representatives to the Company.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of the Representatives to the Company.

(d)                                 Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, upon request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, upon request, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required to be delivered under the 1933 Act, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, which in the case of counsel for the Underwriters shall be communicated by the Representatives in writing (which may be delivered by electronic mail) to the Company, to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, which in the case of counsel for the Underwriters shall be communicated by the Representatives in writing (which may be delivered by electronic mail) to the Company, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatically effective amendment or registration statement) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the completion of the sale of the Securities by the Underwriters, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or included or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(g)                                  Blue Sky Qualifications.  The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to (i) file any general consent to service of process, (ii) qualify as a foreign corporation, as a dealer in securities or to do business in any jurisdiction in which it is not so qualified, or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     Listing.  The Company will use its best efforts to maintain the listing of the Securities on the Nasdaq.

(j)                                    Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Citigroup, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Stock, Class B-1 Common Stock or the Company’s Class B-2 common stock, par value $0.001 per share (the “Class B-2 Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock, Class B-1 Common Stock or Class B-2 Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, the Class B-1 Common Stock or the Class B-2 Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, Class B-1 Common Stock or Class B-2 Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to: (A) any Common Stock issued pursuant to the Company’s 2016 Omnibus Equity Plan; (B) the issuance of any Common Stock to owners of any assets, property or business which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such assets, property or business; provided that no more than an aggregate of twenty percent (20%) of the number of shares of Common Stock outstanding as of the Closing Time are issued as consideration in connection with all such acquisitions; and provided, further, that Citigroup receives a signed lock-up agreement in substantially the form of Exhibit A hereto for the balance of the 180-day restricted period from the recipients receiving Common Stock in connection with any such acquisitions; and (C) any registration statement on Form S-8 under the 1933 Act with respect to the foregoing clause (A).

(k)                                 Reporting Requirements.  The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)                                     Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(j).

(m)                             Issuer Free Writing Prospectuses.  Each of the Company and each of the Selling Shareholders represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, each Selling Shareholder and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company, each Selling Shareholder and the Representatives in writing is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n)                                 Covenants of the Selling Shareholders.  Each Selling Shareholder agrees to advise the Representatives promptly of the happening of any event within the time during which a prospectus relating to the Securities is required to be delivered under the 1933 Act (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) that is known to such Selling Shareholder, which, to the knowledge of such Selling Shareholder after consultation with counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Selling Shareholders will pay or cause to be paid, on a pro rata basis in proportion to the number of Securities set forth on Schedule B opposite such Selling Shareholder’s name bears to the total number of Securities set forth on Schedule B, all expenses incident to the performance by the Company and the Selling Shareholders of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, or delivery of the Securities, (iii) the preparation and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities by the Selling Shareholders to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, the Selling Shareholders’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Underwriters (not to exceed $10,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show, including the cost of aircraft, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such counsel’s fees not to exceed $25,000 in the aggregate) and (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq. The Company shall pay all the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Representatives caused by a breach of the representation contained in the fifth paragraph of Section 1(a)(i).  For the avoidance of doubt, except as expressly set forth in this Section 4(a), Section 4(b), Section 6 or Section 7, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of Securities by them and the expenses of advertising any offering of the Securities by the Underwriters.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(p), Section 9(a)(i) or Section 11 hereof, the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Conditions of the Underwriters’ Obligations.  The obligations of the several Underwriters hereunder to purchase and pay for the Securities pursuant to the terms hereof are subject to the accuracy of the respective representations and warranties of the Company and the Selling Shareholders contained in Sections 1(a) and 1(c), respectively, hereof or in certificates of any officer of the Company or any of its subsidiaries or any officer of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement has been declared effective under the 1933 Act and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.  Each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

(b)                                 Opinion of Counsel for the Company.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.  In rendering their opinion as aforesaid, Skadden, Arps, Slate, Meagher & Flom LLP may limit such opinion to (i) the laws of the State of New York and (ii) the federal laws of the United States of America.

(c)                                  Opinion of Maryland Counsel for the Company.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, special Maryland counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.

(d)                                 Opinion of Counsel for the Selling Shareholders.  At the Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Sullivan & Worcester LLP, counsel for each of the Selling Shareholders, in forms reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.  In rendering their opinions as aforesaid, Sullivan & Worcester LLP may limit such opinions to matters of federal, Massachusetts and New York law.

(e)                                  Opinion of Maryland Counsel for the Selling Shareholders.  At the Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Venable LLP, special Maryland counsel for each of the Selling Shareholders, in forms reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.

(f)                                   Opinion of Counsel for the Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company and its subsidiaries or any officer of any Selling Shareholder and certificates of public officials.

(g)                                  Opinion of the General Counsel to the Company.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Jennifer B. Clark, General Counsel to the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.

(h)                                 Company Officers’ Certificate.  At the Closing Time, there shall not have occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the

Closing Time, to the effect that (i) since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has not occurred any Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied by the Company hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers’ knowledge, threatened by the Commission.

(i)                                     Company Chief Financial Officer’s Certificate.  At the Closing Time, the Representatives shall have received a certificate of the chief financial officer of the Company, dated as of the Closing Time, substantially in the form of Exhibit B hereto, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(j)                                    Selling Shareholders’ Officers’ Certificates.  At the Closing Time, the Representatives shall have received a certificate of the President or a Vice President and of the chief financial or chief accounting officer of each of the Selling Shareholders, dated as of the Closing Time, to the effect that: (i) the representations and warranties of each Selling Shareholder contained in Section 1(c) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time; and (ii) each Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(k)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated as of such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(l)                                     Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m)                             Listing.  At the Closing Time, the Securities shall remain approved for listing on the Nasdaq.

(n)                                 Lock-up Agreement.  At the date of this Agreement, Citigroup shall have received an agreement substantially in the form of Exhibit A hereto signed by Jennifer B. Clark, Ann Logan, Rosen Plevneliev, Adam D. Portnoy, Walter C. Watkins, Jr., David M. Blackman, Matthew P. Jordan, John G. Murray, Andrew J. Rebholz, Hospitality Properties Trust, Office Properties Income Trust, Senior Housing Properties Trust and ABP Trust.

(o)                                 Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished by the Company and the Selling Shareholders such documents and opinions as they may reasonably require for the purpose of enabling such counsel to deliver its opinion pursuant to Section 5(f) hereof, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p)                                 Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice from the Representatives to the Company and the Selling Shareholders at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16, 18 and 20 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of one separate firm of counsel (other than local counsel) chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(b)                                 Indemnification of Underwriters by Selling Shareholders.  Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity in subsection (a) of this Section; provided, however, that each Selling Shareholder shall be liable only to the extent that (i) such untrue statement or alleged untrue statement or omission or alleged omission relates to the Selling Shareholder Information contained in the documents referred to in the foregoing indemnity in subsection (a) of this Section, or (ii) information about such Selling Shareholder is required to be contained in the documents referred to in the foregoing indemnity in subsection (a) of this Section and not so contained; provided, further, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto); and, provided further that no Selling Shareholder shall be responsible pursuant to this indemnity for losses, liabilities, claims, damages or expenses for an amount in excess of the net proceeds received by such Selling Shareholder (before deducting expenses) from the sale of the Securities sold by such Selling Shareholder hereunder.

(c)                                  Indemnification of Company, the Company’s Directors and Officers and the Selling Shareholders.  Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its Affiliates, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Selling Shareholders, their respective Affiliates, and each person, if any, who controls any of the Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or any preliminary prospectus, any

Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(d)                                 Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties hereunder similarly notified, by written notice delivered to the indemnified party as promptly as reasonably practicable after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, reasonably approved by the indemnifying party (or by the Representatives in the case of Section 6(c)), representing the indemnified parties who are parties to such action or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party; provided that in no event shall the indemnifying party or parties be liable for the fees and expenses of more than one firm of counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to Section 6(e), the indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, liability, claim, damage or expense by reason of such settlement or judgment to the extent the indemnifying party is required to indemnify the indemnified party under Section 6(a), (b) or (c) hereof.

(e)                                  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or 6(b), as the case may be, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount of the net proceeds received by such Selling Shareholder (before deducting expenses) from the sale of the Securities sold by such Selling Shareholder hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, and each person, if any, who controls any of the Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as each Selling Shareholder.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement of the Company and the Selling Shareholders or in certificates of officers of the Company, the Selling Shareholders or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the Nasdaq or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16, 18 and 20 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Securities to be purchased and sold on such date shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the (i) Representatives or (ii) the Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Default by one or more of the Selling Shareholders.  If one or more Selling Shareholders shall fail at the Closing Time to sell and deliver the number of Securities that it is obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16, 18 and 20 shall remain in full force and effect or (ii) elect to purchase the Securities which any non-defaulting Selling Shareholders have agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives and any non-defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 12.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention of General Counsel (Fax: (646) 291-1469); c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, attention of Equity Syndicate Desk, with a copy to the Legal Department; BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (Fax: (646) 855-3073), with a copy to ECM Legal (Fax: (212) 230-8730); RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, attention of Equity Capital Markets (Fax: (212) 428-6260); UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, attention of Syndicate (Fax: (212) 713-3371); and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, attention of Equity Syndicate Department (Fax: (212) 214-5918); notices to the Company shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, Attention: President and Chief Executive Officer; notices to Hospitality Properties Trust shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, Attention: President and Chief Executive Officer; notices to Office Properties Income Trust shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, Attention: President and Chief Executive Officer; and notices to Senior

Housing Properties Trust shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, Attention: President and Chief Operating Officer.

SECTION 13.                     No Advisory or Fiduciary Relationship.  The Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its shareholders, creditors, employees, or any Selling Shareholder, its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Shareholder, and (e) the Underwriters have not provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.                     Parties.  This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company, the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholders and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors, referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholders and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.                     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.                     Effect of Headings.  The Section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20.                     Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST. ALL PERSONS DEALING WITH

HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST, DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

THE RMR GROUP INC.

By	/s/ Matthew P. Jordan
Name: Matthew P. Jordan
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

HOSPITALITY PROPERTIES TRUST

By	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

OFFICE PROPERTIES INCOME TRUST

By	/s/ Matthew C. Brown
Name: Matthew C. Brown
Title: Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

SENIOR HOUSING PROPERTIES TRUST

By	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam C. Pozza
Name: Adam C. Pozza
Title: Director

MORGAN STANLEY & CO. LLC

By	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

BOFA SECURITIES, INC.

By	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By	/s/ John Perkins
Name: John Perkins
Title: Managing Director

UBS SECURITIES LLC

By	/s/ Sebastian Nakab	By	/s/ Anthony Faria
	Name: Sebastian Nakab		Name: Anthony Faria
	Title: Director		Title: Director

WELLS FARGO SECURITIES, LLC

By	/s/ Chris Flouhouse
Name: Chris Flouhouse
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Securities

Citigroup Global Markets Inc.	1,747,295
Morgan Stanley & Co. LLC	1,747,295
BofA Securities, Inc.	992,780
RBC Capital Markets, LLC	992,780
UBS Securities LLC	992,780
Wells Fargo Securities, LLC	992,780
B. Riley FBR, Inc.	158,845
JMP Securities LLC	158,845
Oppenheimer & Co. Inc.	158,845
Total	7,942,245

Sch A-1

SCHEDULE B

Number of Securities to Be Sold
Hospitality Properties Trust	2,503,777
Office Properties Income Trust	2,801,060
Senior Housing Properties Trust	2,637,408
Total	7,942,245

Sch B-1

SCHEDULE C

Shares offered:  7,942,245 shares of Common Stock

Initial public offering price: $40.00 per share

Sch C-1

SCHEDULE D

Issuer Free Writing Prospectus

Free Writing Prospectus dated June 26, 2019

Sch D-1

SCHEDULE E

Significant Subsidiaries

The RMR Group LLC

Sch E-1

Exhibit A

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS AND SHAREHOLDERS PURSUANT TO SECTION 5(n)

June 14, 2019

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

BofA Securities, Inc.

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o          Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, New York  10036

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

as Representatives of the several Underwriters

Ladies and Gentlemen:

Exhibit A-1

The undersigned understands that Citigroup Global Markets Inc. (“Citigroup”), Morgan Stanley & Co. LLC, BofA Securities, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with The RMR Group Inc., a Maryland corporation (the “Company”) and Hospitality Properties Trust, a Maryland real estate investment trust, Office Properties Income Trust, a Maryland real estate investment trust, and Senior Housing Properties Trust, a Maryland real estate investment trust (collectively, the “Selling Shareholders”), providing for the public offering by the Selling Shareholders of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of [180][90](1) days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Citigroup, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Company’s Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock, Class B-1 Common Stock or Class B-2 Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer its Common Stock, Class B-1 Common Stock or Class B-2 Common Stock (i) as a bona fide gift or gifts, (ii) as donations to charitable organizations, (iii) by will or the laws of descent and distribution, (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (v) to the Company in full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon the settlement, vesting or exercise of any equity award granted by the Company [, (vi) pursuant to the terms of the Underwriting Agreement,](2) and [(vii)][(viii)] with the prior written consent of Citigroup on behalf of the Underwriters; provided, however, that it shall be a pre-condition to such transfers set forth in clauses (i), (ii), (iii) or (iv) above that (a) the transferee or donee executes and delivers to Citigroup a lock-up agreement in form and substance satisfactory to Citigroup, (b) no filing by any party (transferor, transferee, donor or donee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a

(1)  NTD: The Lock-Up Period for the Company and its directors and officers shall be 180 days. The Lock-Up Period for the Selling Shareholders shall be 90 days.

(2)  NTD: To be included only in the lock-up agreements of the Selling Shareholders.

Exhibit A-2

Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the Lock-Up Period), and (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition; provided, further, that, with respect to any transfer pursuant to clause (v) above, any required filing reporting any such transfer with the Commission pursuant to Section 16 of the Exchange Act shall briefly note the applicable circumstances that cause such exception to apply and explain that such filing relates solely to transfers within such exception (it being understood that the type of footnote disclosure used in the Form 4 filings for the Company’s prior annual grants shall be sufficient) and, except with respect to the Company’s annual grants which it expects to make in September 2019, the Company shall provide written notice to Citigroup informing Citigroup of such transfer at least one day prior to a filing on Form 4 with respect to such transfer.  For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a business trust, real estate investment trust, limited liability company, partnership, corporation or other entity, the undersigned may transfer its shares to any of its direct or indirect wholly-owned subsidiaries; provided, however, that it shall be a pre-condition to such transfer or distribution that (a) the transferee executes and delivers to Citigroup a lock-up agreement in form and substance satisfactory to Citigroup, (b) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the Lock-Up Period), and (c) each party (transferor or, transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If (a) for any reason the Underwriting Agreement shall be terminated on or before the Closing Time (as defined in the Underwriting Agreement) or (b) the Company notifies you in writing, with a copy to Citigroup, that it does not or the Underwriters do not intend to proceed with the public offering contemplated by the proposed Underwriting Agreement, this Agreement shall automatically be terminated.

Exhibit A-3

Very truly yours,

Signature:

Print Name:

Exhibit A-4

Exhibit B

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

The RMR Group Inc.

Certificate of Chief Financial Officer

Reference is made to the underwriting agreement dated June 26, 2019 (the “Underwriting Agreement”) among The RMR Group Inc., a Maryland corporation (the “Company”), Hospitality Properties Trust, a Maryland real estate investment trust, Office Properties Income Trust, a Maryland real estate investment trust, Senior Housing Properties Trust, a Maryland real estate investment trust, and the several underwriters named in Schedule A thereto, for whom, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, BofA Securities, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives.  Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

I, Matthew P. Jordan, do hereby certify that I am the Executive Vice President, Chief Financial Officer and Treasurer of the Company, and, in my capacity as Executive Vice President, Chief Financial Officer and Treasurer, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify on behalf of the Company that:

1.              I am familiar with the accounting, operations and records systems of the Company;

2.              I have read the (1) the Registration Statement, (2) the Prospectus and (3) the General Disclosure Package;

3.              I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit A, which is included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package.  I have compared the dollar and other amounts appearing on the attached Exhibit A to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement in all material respects as of the specified dates.

This certificate is being furnished to the Underwriters, solely to assist them in conducting their investigation of the Company in connection with the offer and sale of the Securities.

[SIGNATURE PAGE FOLLOWS]

Exhibit B-1

IN WITNESS WHEREOF, I have hereunto subscribed my name this     day of      , 2019.

THE RMR GROUP INC.

Name:	Matthew P. Jordan
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Exhibit B-2